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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 23, 2006

                         CYCLACEL PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                      0-50626               91-1707622
 (State or other jurisdiction         (Commission            (IRS Employer
      of incorporation)               File Number)         Identification No.)

                     150 JOHN F. KENNEDY PARKWAY, SUITE 100
                              SHORT HILLS. NJ 07078
              (Address of principal executive offices and zip code)

        Registrant's telephone number, including area code (858) 860-2500

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

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                                TABLE OF CONTENTS

Item 4.02      Non-Reliance on Previously Issued Financial Statements or a
               Related Audit Report or Completed Interim Review.
SIGNATURES

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TABLE OF CONTENTS

ITEM 4.02      Non-Reliance on Previously Issued Financial Statements or a
               Related Audit Report or Completed Interim Review.

(a) On June 23, 2006, Cyclacel Pharmaceuticals, Inc. (the "Company") discovered that certain transaction costs incurred by Xcyte Therapies, Inc. in connection with the completion of the Stock Purchase Agreement with Cyclacel Group plc were omitted from accrued liabilities on completion of the merger with a consequent incorrect allocation of the merger purchase price. The correction of this omission will result in an increase in Goodwill and accrued liabilities of approximately $825,000. This error was included in (i) the Form 10-Q filed with the Securities and Exchange Commission (SEC) on May 16, 2006 of which an amendment to the Form 10-Q is being filed and (ii) the pro forma financial information included in the Form 8-K/A filed with the SEC on May 27, 2006 in connection with the completion of the Stock Purchase Agreement described above of which an amendment to the Form 8-K/A is being filed. Authorized officers of the Company have discussed this matter and the related amended Form 10-Q and
Form 8-K/A filings with the Company's independent accountant.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CYCLACEL PHARMACEUTICALS, INC.

Date: June 29, 2006             By:    /s/ PAUL McBARRON
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                                Name:  Paul McBarron
                                Title: E.V.P., Finance & Chief Operating Officer

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